Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
Vice President, Investor Relations
(248) 258-7367
	www.taubman.com	FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES STRONG 2007 RESULTS

•	Funds From Operations Per Share up 12.5%
•	Annual Tenant Sales Per Square Foot Reach Industry Record of $555 per Square Foot, Up 4.9%
•	Comp Center Leased Space Reaches 93.7%, Up 1.3%
•	FFO Guidance Increased for 2008
•	Ten-year Compound Annual Return to Shareholders of 21%

BLOOMFIELD HILLS, Mich., February 12, 2008 -- Taubman Centers, Inc. (NYSE:  TCO) today issued its financial results for the year and quarter ended December 31, 2007.
Net Income allocable to common shareholders per diluted common share (EPS) for the year ended December 31, 2007 was $0.90, up from $0.40 for the year ended December 31, 2006.  EPS for the quarter ended December 31, 2007 was $0.40, up from $0.32 for the quarter ended December 31, 2006.
For the year ended December 31, 2007, Funds from Operations (FFO) per diluted share was $2.88, an increase of 12.5 percent over $2.56 per diluted share for the year ended December 31, 2006 and an increase of 8.7 percent from Adjusted FFO per diluted share of $2.65 for 2006.  Adjusted FFO in 2006 excludes financing related charges, which occurred in the first three quarters of 2006.  For the quarter ended December 31, 2007, FFO per diluted share was $0.87, an increase of 4.8 percent from $0.83 for the quarter ended December 31, 2006.
“The fundamentals of our business continue to be solid,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “In the fourth quarter our results benefited from the opening of The Mall at Partridge Creek (Clinton Township, Mich.), and the expansions of Twelve Oaks Mall (Novi, Mich.) and Stamford Town Center (Stamford, Conn.)”
Taubman:  #1 U.S. REIT for the Last Ten Years
Taubman Centers’ stock performance, while flat for 2007, was significantly better than any other mall REIT and in the top 15 percent of the more than 120 U.S. REITs. The Morgan Stanley REIT Index (RMS) was down 16.7 percent for the year.  Taubman Centers’ common stock has now provided a nearly 21 percent compound annual return over the past 10 years, the best return of any U.S. REIT.
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Taubman Achieves Record Tenant Sales Productivity, Occupancy Up
            During 2007 the company's properties achieved record average tenant sales per square foot of $555, an increase of 4.9 percent from the comparable portfolio in 2006. Sales per square foot was up 4.0 percent during the fourth quarter of 2007 compared to the fourth quarter of 2006. “We were pleased with this sales performance,” said Mr. Taubman.  “The quarter began strongly but softened considerably as it entered December.  Nonetheless, we believe our performance will be at the top of the range for the industry.”
Occupancy in comparable centers reached 91.4 percent at December 31, 2007 compared to 91.3 percent at December 31, 2006.  Leased space in comparable centers was 93.7 percent at December 31, 2007, up 1.3 percent from 92.4 percent at December 31, 2006.  “This is the highest level of leasing and occupancy we have reported in many years,” said Mr. Taubman. “Our centers are in great demand with retailers; already over 80 percent of our planned 2008 leasing is complete.”

2007 Year in Review:  Development, Expansions and Acquisition Activity
The company continues to build on its successful history of growth with expansions of existing centers and progress on developments both in the U.S. and in Asia.  During 2007 the company:
•
Announced its involvement in Macao Studio City, a major mixed-use project on the Cotai Strip in Macao, China, the first phase of which will be nearly 4 million square feet and has already begun construction.  In early 2008, the company announced it would be a 25 percent investor in the retail portion of the project and entered into long-term agreements to perform development, management and leasing services for the more than 600,000 square foot shopping center;

•
Signed management, leasing and development agreements for Songdo Shopping Center, a 1.2 million square foot retail and entertainment complex in Songdo International Business District (IBD), Incheon South Korea, 35 miles southwest of Seoul;

•	Assumed management and leasing responsibilities and increased its ownership in The Pier Shops at Caesars (Atlantic City, N.J.) to a 77.5 percent controlling interest;
•	Opened a new Nordstrom store and 97,000 square feet of new tenant space at Twelve Oaks Mall;
•	Opened a new Bass Pro store at Dolphin Mall (Miami, Fla.), the only Bass Pro store in Dade County;
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•	Welcomed a new Nordstrom store to Cherry Creek Shopping Center (Denver, Col.);
•
Celebrated the grand opening of The Mall at Partridge Creek, an open-air shopping center anchored by Parisian, MJR Theatres and Nordstrom (opening April 2008).  The center is on track to achieve a 10 percent return upon stabilization; and

•	Opened a new restaurant and lifestyle wing at Stamford Town Center with a food court to follow in early 2008.

2007 Year in Review:  Financing Activity
“Our conservative financial strategies have served us well during the recent turmoil in the capital markets,” said Lisa A. Payne, vice chairman and chief financial officer.  “We clearly have one of the strongest balance sheets in the industry and exceptional access to capital.  This was demonstrated by the recent non-recourse refinancing of International Plaza, a $325 million, 5.375 percent all-in fixed rate loan, repaying a $175 million mortgage.  We have only one asset to refinance for the remainder of the year (a $140 million mortgage at Fair Oaks in Fairfax, Va.), and no significant debt maturities in 2009.”
In 2007, the company:
•	Completed a $135 million, 10-year non-recourse, interest only financing with an all-in rate of 6.1 percent on The Pier Shops at Caesars;
•
Increased its lines of credit by $200 million to a total available amount of $550 million, while extending the maturity two years to 2011 with a one year extension option maintaining the same pricing at LIBOR plus 0.70 percent;

•
Repurchased 1.9 million common shares at an average price of $52.34 and a total cost of $100 million during the second and third quarters.  (The company currently has $50 million available under its share repurchase authorization); and

•	Increased its common dividend by 11 percent, its twelfth consecutive annual increase.

Financial Outlook
Taubman Centers is increasing its 2008 guidance for FFO per diluted share to be in the range of $3.05 to $3.12.  The company anticipates its 2008 Net Income allocable to common shareholders to be in the range of $0.60 to $0.83 per common share.

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Supplemental Investor Information Available
The company provides supplemental investor information coincident with its earnings announcements.  It is available online at www.taubman.com under “Investor Relations.”  This packet includes the following information:
•	Income Statements
•	Reconciliations of Earnings Measures to Net Income
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense and Gains on Land Sales, Interest Income, and Other
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt and Equity Information
•	Construction
•	Capital Spending
•	Acquisitions
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call
The company will provide an online Web simulcast and rebroadcast of its 2007 fourth quarter earnings release conference call in which the company will review the results for the quarter and year, progress on its development and financing plans.  The live broadcast of the conference call will be available online at www.taubman.com under "Investor Relations," www.earnings.com and www.streetevents.com on February 12 beginning at 2:00 p.m. EST.  The online replay will follow shortly after the call and continue for approximately 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.
Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally.  Taubman Centers currently owns and/or manages 24 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging over $550 per square foot.  Taubman Centers is headquartered in Bloomfield Hills, Mich.
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three Months and Year Ended December 31, 2007 and 2006
(in thousands of dollars, except as indicated)

	Three Months Ended		Year Ended
	2007	2006	2007	2006

Income before minority and preferred interests (1)	38,223	35,199	116,236	95,140
Minority share of consolidated joint ventures (2)	(1,453)	(1,974)	(5,031)	(5,789)
Distributions less than (in excess of) minority share of income of consolidated joint ventures	(160)	(1,544)	(3,007)	(4,904)
Minority share of income of TRG (2)	(11,433)	(10,161)	(33,210)	(22,816)
Distributions in excess of minority share of income of TRG	506	(37)	(9,404)	(14,054)
TRG preferred distributions	(615)	(615)	(2,460)	(2,460)
Net income	25,068	20,868	63,124	45,117
Preferred dividends (3)	(3,659)	(3,659)	(14,634)	(23,723)
Net income allocable to common shareowners	21,409	17,209	48,490	21,394
Net income per common share - basic	0.41	0.33	0.92	0.41
Net income per common share - diluted	0.40	0.32	0.90	0.40
Beneficial interest in EBITDA - consolidated businesses (4)	90,099	82,837	308,749	294,953
Beneficial interest in EBITDA - unconsolidated joint ventures (4)	25,881	26,353	96,844	91,599
Funds from Operations (4)	70,262	68,632	235,108	210,449
Funds from Operations allocable to TCO (4)	46,676	44,792	155,376	136,736
Funds from Operations per common share - basic (4)	0.89	0.85	2.93	2.60
Funds from Operations per common share - diluted (4)	0.87	0.83	2.88	2.56
Weighted average number of common shares outstanding - basic	52,598,655	52,914,961	52,969,067	52,661,024
Weighted average number of common shares outstanding - diluted	53,296,262	53,378,733	53,662,017	52,979,453
Common shares outstanding at end of period	52,624,013	52,931,594
Weighted average units - Operating Partnership - basic	79,177,671	81,078,697	80,180,493	81,077,612
Weighted average units - Operating Partnership - diluted	80,746,540	82,413,731	81,704,705	82,267,303
Units outstanding at end of period - Operating Partnership	79,181,457	81,078,700
Ownership percentage of the Operating Partnership at end of period	66.5%	65.3%
Number of owned shopping centers at end of period	23	22	23	22

Operating Statistics:
Mall tenant sales (5)	1,555,011	1,442,927	4,734,940	4,344,565
Ending occupancy	91.1%	91.3%	91.1%	91.3%
Ending occupancy - comparable (6)	91.4%	91.3%	91.4%	91.3%
Average occupancy	90.7%	90.6%	90.0%	89.2%
Average occupancy - comparable (6)	91.0%	90.5%	90.2%	89.1%
Leased space at end of period	93.8%	92.5%	93.8%	92.5%
Leased space at end of period - comparable (6)	93.7%	92.4%	93.7%	92.4%
Mall tenant occupancy costs as a percentage of tenant sales - consolidated businesses (5)	12.0%	12.1%	14.2%	14.4%
Mall tenant occupancy costs as a percentage of tenant sales - unconsolidated joint ventures (5)	10.4%	10.5%	12.6%	12.6%
Rent per square foot - consolidated businesses (6)	43.56	42.92	43.54	42.77
Rent per square foot - unconsolidated joint ventures (6)	39.84	40.48	41.42	41.03

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(1)
Income before minority and preferred interests for the year ended December 31, 2006 includes charges of $1.0 million and $2.1 million, in connection with the write-off of financing costs related to the refinancing and pay-off, prior to maturity, of the loans on Dolphin Mall and The Shops at Willow Bend, respectively.  No similar charges were incurred in 2007.

(2)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three months and year ended December 31, 2007 and 2006 is equal to their share of distributions. The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)
Preferred dividends for the year ended December 31, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

(4)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization of its consolidated and unconsolidated businesses.  The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions.  None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(5)	Based on reports of sales furnished by mall tenants.

(6)	Statistics exclude The Mall at Partridge Creek, The Pier Shops at Caesars and Waterside Shops at Pelican Bay. The 2006 statistics have been restated to include comparable centers to 2007.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Quarters Ended December 31, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	89,985	37,835	82,201	40,795
Percentage rents	8,304	4,513	8,448	4,735
Expense recoveries	66,248	25,562	60,040	24,707
Management, leasing and development services	4,111		3,108
Other	10,221	2,618	9,277	1,921
Total revenues	178,869	70,528	163,074	72,158

EXPENSES:
Maintenance, taxes and utilities	48,284	17,353	39,636	19,274
Other operating	20,190	6,502	20,486	7,695
Management, leasing and development services	2,420		1,497
General and administrative	8,653		8,698
Interest expense	36,188	15,832	30,175	17,028
Depreciation and amortization	38,052	9,919	38,343	13,237
Total expenses	153,787	49,606	138,835	57,234

Gains on land sales, interest income, and other	1,343	398	381	426
	26,425	21,320	24,620	15,350
Equity in income of Unconsolidated Joint Ventures	11,798		10,579

Income before minority and preferred interests	38,223		35,199
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(1,453)		(1,974)
Distributions in excess of minority share of income ofconsolidated joint ventures	(160)		(1,544)
Minority share of income of TRG	(11,433)		(10,161)
Distributions less than (in excess of) minority share of income of TRG	506		(37)
Net income	25,068		20,868
Preferred dividends	(3,659)		(3,659)
Net income allocable to common shareowners	21,409		17,209

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	100,665	47,071	93,138	45,615
EBITDA - outside partners' share	(10,566)	(21,190)	(10,301)	(19,262)
Beneficial interest in EBITDA	90,099	25,881	82,837	26,353
Beneficial interest expense	(32,447)	(8,315)	(26,897)	(8,299)
Non-real estate depreciation	(682)		(1,088)
Preferred dividends and distributions	(4,274)		(4,274)
Funds from Operations contribution	52,696	17,566	50,578	18,054

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

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TAUBMAN CENTERS, INC.
Table 3- Income Statement
For the Years Ended December 31, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	329,420	150,886	311,187	148,846
Percentage rents	14,817	8,443	14,700	8,037
Expense recoveries	228,418	94,882	206,190	85,642
Management, leasing and development services	16,514		11,777
Other	37,653	8,376	35,430	9,672
Total revenues	626,822	262,587	579,284	252,197

EXPENSES:
Maintenance, taxes and utilities	175,948	66,631	152,885	64,313
Other operating	69,638	20,729	71,643	26,255
Management, leasing and development services	9,080		5,730
General and administrative	30,403		30,290
Interest expense (2)	131,700	66,233	128,643	57,563
Depreciation and amortization	137,910	39,392	137,957	45,800
Total expenses	554,679	192,985	527,148	193,931

Gains on land sales, interest income, and other	3,595	1,587	9,460	1,289
	75,738	71,189	61,596	59,555
Equity in income of Unconsolidated Joint Ventures	40,498		33,544

Income before minority and preferred interests	116,236		95,140
Minority and preferred interests:
TRG preferred distributions	(2,460)		(2,460)
Minority share of consolidated joint ventures	(5,031)		(5,789)
Distributions in excess of minority share of income ofconsolidated joint ventures	(3,007)		(4,904)
Minority share of income of TRG	(33,210)		(22,816)
Distributions in excess of minority share of income of TRG	(9,404)		(14,054)
Net income	63,124		45,117
Preferred dividends (3)	(14,634)		(23,723)
Net income allocable to common shareowners	48,490		21,394

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	345,348	176,814	328,196	162,918
EBITDA - outside partners' share	(36,599)	(79,970)	(33,243)	(71,359)
Beneficial interest in EBITDA	308,749	96,844	294,953	91,559
Beneficial interest expense	(117,385)	(33,311)	(115,790)	(31,151)
Non-real estate depreciation	(2,695)		(2,939)
Preferred dividends and distributions	(17,094)		(26,183)
Funds from Operations contribution	171,575	63,533	150,041	60,408

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Interest expense for the year ended December 31, 2006 includes charges of $1.0 million and $2.1 million in connection with the write-off of financing costs related to the refinancing and pay-off of the loans on Dolphin Mall and The Shops at Willow Bend, respectively, prior to their maturity.

(3)
Preferred dividends for the year ended December 31, 2006 include charges of $4.0 million and $0.6 million  in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

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TAUBMAN CENTERS, INC.
Table 4- Reconciliation of Net Income Allocable to Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended December 31, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2007	2006	2007	2006

Net income allocable to common shareowners	21,409	17,209	48,490	21,394

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,052	38,343	137,910	137,957
Minority partners in consolidated joint ventures	(5,372)	(5,049)	(17,253)	(14,601)
Share of unconsolidated joint ventures	5,768	7,475	23,035	26,864
Non-real estate depreciation	(682)	(1,088)	(2,695)	(2,939)

Add minority interests:
Minority share of income of TRG	11,433	10,161	33,210	22,816
Distributions (less than) in excess of minority share
of income of TRG	(506)	37	9,404	14,054
Distributions in excess of minority share of income of
consolidated joint ventures	160	1,544	3,007	4,904

Funds from Operations	70,262	68,632	235,108	210,449

TCO's average ownership percentage of TRG	66.4%	65.3%	66.1%	65.0%

Funds from Operations allocable to TCO	46,676	44,792	155,376	136,736

Funds from Operations	70,262	68,632	235,108	210,449

Charge upon redemption of Series A Preferred Stock				4,045
Charge upon redemption of Series I Preferred Stock				607
Write-off of financing costs				3,057

Adjusted Funds from Operations (1)	70,262	68,632	235,108	218,158

TCO's average ownership percentage of TRG	66.4%	65.3%	66.1%	65.0%

Adjusted Funds from Operations allocable to TCO (1)	46,676	44,792	155,376	141,737

(1)
Adjusted FFO in 2006 excludes the following unusual and/or nonrecurring items: charges of $1.0 million ($0.01 per share) in connection with the write-off of financing costs related to the refinancing of the loan on Dolphin Mall prior to maturity, charges of $4.0 million ($0.050 per share) and $0.6 million ($0.005 per share) in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively, and a $2.1 million ($0.025 per share) charge in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.  The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges.  Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures.  The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/10
TAUBMAN CENTERS, INC.
Table 5- Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2007	2006	2007	2006

Net income	25,068	20,868	63,124	45,117

Add (less) depreciation and amortization:
Consolidated businesses at 100%	38,052	38,343	137,910	137,957
Minority partners in consolidated joint ventures	(5,372)	(5,049)	(17,253)	(14,601)
Share of unconsolidated joint ventures	5,768	7,475	23,035	26,864

Add (less) preferred interests and interest expense:
Preferred distributions	615	615	2,460	2,460
Interest expense:
Consolidated businesses at 100%	36,188	30,175	131,700	128,643
Minority partners in consolidated joint ventures	(3,741)	(3,278)	(14,315)	(12,853)
Share of unconsolidated joint ventures	8,315	8,299	33,311	31,151

Add minority interests:
Minority share of income of TRG	11,433	10,161	33,210	22,816
Distributions (less than) in excess of minority share
of income of TRG	(506)	37	9,404	14,054
Distributions in excess of minority share of income of
consolidated joint ventures	160	1,544	3,007	4,904

Beneficial Interest in EBITDA	115,980	109,190	405,593	386,512

TCO's average ownership percentage of TRG	66.4%	65.3%	66.1%	65.0%

Beneficial Interest in EBITDA allocable to TCO	77,047	71,261	268,018	251,062

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TAUBMAN CENTERS, INC.
Table 6- Balance Sheets
As of December 31, 2007 and December 31, 2006
(in thousands of dollars)

	As of
	December 31, 2007	December 31, 2006
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,781,136	3,398,122
Accumulated depreciation and amortization	(933,275)	(821,384)
	2,847,861	2,576,738
Investment in Unconsolidated Joint Ventures	92,117	86,493
Cash and cash equivalents	47,166	26,282
Accounts and notes receivable, net	52,161	36,650
Accounts and notes receivable from related parties	2,283	2,444
Deferred charges and other assets	109,719	98,015
	3,151,307	2,826,622

Liabilities:
Notes payable	2,700,980	2,319,538
Accounts payable and accrued liabilities	296,385	239,621
Dividends and distributions payable	21,839	19,849
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	100,234	101,944
	3,119,438	2,680,952

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and consolidated joint ventures	18,494	7,811

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	27	28
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	526	529
Additional paid-in capital	543,333	635,304
Accumulated other comprehensive income (loss)	(8,639)	(9,560)
Dividends in excess of net income	(551,089)	(517,659)
	(15,842)	108,642
	3,151,307	2,826,622

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,056,380	1,157,872
Accumulated depreciation and amortization	(347,459)	(320,256)
	708,921	837,616
Cash and cash equivalents	40,097	35,504
Accounts and notes receivable	26,271	26,769
Deferred charges and other assets	18,229	23,417
	793,518	923,306

Liabilities:
Notes payable	1,003,463	1,097,347
Accounts payable and other liabilities	55,242	84,177
	1,058,705	1,181,524

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(149,009)	(161,666)
Accumulated deficiency in assets - Joint Venture Partners	(112,709)	(93,843)
Accumulated other comprehensive income (loss) - TRG	(2,354)	(2,112)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(1,115)	(597)
	(265,187)	(258,218)
	793,518	923,306

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - 2008 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2008

Funds from Operations per common share	3.05	3.12

Real estate depreciation - TRG	(2.00)	(1.92)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable to minority interest	(0.31)	(0.24)

Net income allocable to common shareowners, per common share	0.60	0.83